Exhibit 99.1

June 2, 2016	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, June 2, 2016 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and fiscal year ended March 31, 2016. Revenues for the quarter ended March 31, 2016 were $128 million, an increase of $6 million or 5% from revenues of $122 million in the same quarter of the prior year. Earnings per share for the quarter ended March 31, 2016 was $0.34, an increase of 26% from the same quarter of the prior year.

Revenues for the fiscal year ended March 31, 2016 were $504 million and were $493 million for the same period of the prior year. Earnings per share for the fiscal year ended March 31, 2016 were $1.43 and were $1.37 in fiscal year ended March 31, 2015.

The Company continues to develop their My Care app for claimants. Currently in its third year of development, the app for injured workers helps put employees in control of their episode of care. Features of the app support the Company’s pharmacy management services, including a mobile pharmacy card that helps expedite prescription processing. Additional functionality includes concierge services such as appointment scheduling and payment status notifications. CorVel’s long term investments in systems development integrate the activities of payors, claimants, providers, and managed care activities in web-based, smart processing tools.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the

Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, September 30, 2015 and December 31, 2015. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results — Income Statement

Quarters and Fiscal Year Ended March 31, 2015 and March 31, 2016

Quarter Ended (unaudited)	March 31, 2015	March 31, 2016
Revenues	122,195,000	128,294,000
Cost of revenues	99,521,000	101,849,000

Gross profit	22,674,000	26,445,000

General and administrative	13,616,000	15,812,000

Income from operations	9,058,000	10,633,000

Income tax expense	3,482,000	3,966,000

Net income	5,576,000	6,667,000

Earnings Per Share:
Basic	$0.27	$0.34
Diluted	$0.27	$0.34

Weighted Shares
Basic	20,325,000	19,581,000
Diluted	20,515,000	19,766,000

Fiscal Year Ended	Fiscal Year March 31, 2015	Fiscal Year March 31, 2016
Revenues	492,625,000	503,584,000
Cost of revenues	392,656,000	399,040,000

Gross profit	99,969,000	104,544,000

General and administrative	54,405,000	58,484,000

Income from operations	45,564,000	46,060,000

Income tax expense	16,974,000	17,535,000

Net income	28,590,000	28,525,000

Earnings Per Share:
Basic	$1.38	$1.44
Diluted	$1.37	$1.43

Weighted Shares
Basic	20,669,000	19,826,000
Diluted	20,890,000	20,004,000

CorVel Corporation
Quarterly Results — Condensed Balance Sheet
March 31, 2015 and March 31, 2016

	March 31, 2015	March 31, 2016
Cash	25,516,000	32,779,000
Customer deposits	17,319,000	25,649,000
Accounts receivable, net	57,537,000	59,747,000
Prepaid expenses and taxes	11,675,000	4,933,000
Property, net	56,299,000	53,268,000
Goodwill and other assets	43,227,000	43,893,000

Total	211,573,000	220,269,000

Accounts and taxes payable	15,770,000	13,233,000
Accrued liabilities	58,318,000	67,182,000
Deferred tax liability	9,562,000	7,906,000
Paid in capital	123,443,000	130,468,000
Treasury stock	(360,278,000)	(391,803,000)
Retained earnings	364,758,000	393,283,000

Total	211,573,000	220,269,000